                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 30, 2003

                        Commission File Number: 333-44586

                           MAXIM MORTGAGE CORPORATION
               (Exact name of registrant as specified in charter)

                                   58-2565680
                             (IRS Employer I.D. No.)

                                    DELAWARE
                       (State of or other jurisdiction of
                         incorporation or organization)

                          7740 Roswell Road, Suite 400
                             Atlanta, Georgia 30350
                    (Address of Principal Executive Offices)

                                 (404)-591-0675
              (Registrant's Telephone Number, Including Area Code)

                                       1

Item 5. Other

On April 30, 2003 Maxim Mortgage Corporation signed an agreement with NovaStar
Home Mortgage, Inc. to open and operate a NovaStar Home Mortgage, Inc. branch office.

NovaStar's parent was founded in 1996 as a nationwide wholesale organization of non-conforming mortgage loans. In 1999, NovaStar founded a retail branch organization which currently consists of more than two hundred and sixty branches nationwide.

Pursuant to the Agreement, Maxim Mortgage has agreed to open and operate a
NovaStar Home Mortgage, Inc. branch if and when certain regulatory approvals can be obtained. Under the terms of the Agreement, Maxim Mortgage Corporation may be required to pay up to 0.40% on all loan volume it generates upon opening of the
NovaStar branch.

In evaluating the formation of a NovaStar Home Mortgage, Inc. branch, Maxim
Mortgage Corporation considered criteria such as regulatory factors, revenue opportunities, state and federal licensing and the cost of the business relationship and determined to enter into the Agreement.

There is no relationship between Maxim Mortgage Corporation and NovaStar
Mortgage, Inc. or any of its affiliates, officers, directors or shareholders.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Mortgage Corporation

By /s/ Joel Arberman
Joel Arberman
President

Date: May 5, 2003